UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2024

Performance Food Group Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37578	43-1983182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia		23238
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 484-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PFGC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On October 8, 2024, Performance Food Group Company (the “Company”), completed its previously announced acquisition of Cheney Bros., Inc., a Florida corporation (“Cheney Brothers”), pursuant to the Stock Purchase Agreement, dated as of August 13, 2024 (the “Purchase Agreement”), by and among the Company, Performance Food Group, Inc., a Colorado corporation and wholly owned subsidiary of the Company (“Buyer”), Cheney Bros., Inc. Shares Trust, a Florida irrevocable trust (“Cheney Bros., Inc. Shares Trust”), Joseph N. Cheney Trust, a Florida irrevocable trust (“Joseph N. Cheney Trust”) (Cheney Bros., Inc. Shares Trust, prior to its termination, and Joseph N. Cheney Trust, at any point thereafter, “Seller 1”), June Claire Cheney Russell Trust, a Florida irrevocable trust (“Seller 2”), CD&R Chip Holdings, L.P., a Cayman Islands exempt limited partnership (“CD&R” and, together with Seller 1 and Seller 2, “Sellers”), Cheney Brothers and Michael Sullivan as Sellers’ Representative.

Pursuant to the terms of the Purchase Agreement, Buyer purchased all of the outstanding capital stock of Cheney Brothers from Sellers for $2.095 billion in cash, subject to customary adjustments for Cheney Brothers’ combined debt, cash, transaction expenses and net working capital (the “Cheney Brothers Acquisition”).

On October 8, 2024, the Company filed its Current Report on Form 8-K (the “Initial 8-K”) to report the completion of the Cheney Brothers Acquisition on October 8, 2024. Under Item 9.01 of the Initial 8-K, the Company stated that (a) the financial statements of the business acquired required by Item 9.01(a) would be filed by amendment to the Initial 8-K no later than 71 calendar days after the date on which the Initial 8-K was required to be filed, and (b) the pro forma financial information required by Item 9.01(b) would be filed by amendment to the Initial 8-K no later than 71 calendar days after the date on which the Initial 8-K was required to be filed. Accordingly, this Current Report on Form 8-K/A amends Item 9.01 of the Initial 8-K to present certain financial statements and certain pro forma financial information. Except for this Explanatory Note, the filing of the financial statements and the pro forma financial information required by Item 9.01, and the consent of Cheney Brothers’ independent auditors, EisnerAmper LLP, filed herewith as Exhibit 23.1, there are no changes to the Initial 8-K.

The unaudited pro forma condensed combined financial information included in this Current Report on Form 8-K/A is presented for illustrative purposes only, contains a variety of adjustments, assumptions and estimates, and is not necessarily indicative of what the combined Company’s actual financial position or results of operations would have been had the Cheney Brothers Acquisition been completed on the date indicated. The combined Company’s actual results and financial position may differ materially and adversely from the unaudited pro forma condensed combined financial information included in this Current Report on Form 8-K/A. Important factors that may affect actual results include, but are not limited to, risks and uncertainties relating the Company’s or Cheney Brothers’ business, as applicable (including each company’s ability to achieve strategic goals, objectives, and targets over applicable periods), industry performance, and general business and economic conditions.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of Cheney Brothers and its subsidiaries as of and for the year ended May 31, 2024 are attached hereto as Exhibit 99.1 and are incorporated by reference in this Item 9.01(a). The unaudited condensed consolidated financial statements of Cheney Brothers and its subsidiaries as of and for the three months ended August 31, 2024 are attached hereto as Exhibit 99.2 and are incorporated by reference in this Item 9.01(a).

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of the Company as of September 28, 2024, and the unaudited pro forma condensed combined statements of operations of the Company for the three months ended September 28, 2024 and the fiscal year ended June 29, 2024, including the related notes thereto, giving effect to the Cheney Brothers Acquisition are filed herewith as Exhibit 99.3. The unaudited pro forma financial information gives effect to the Cheney Brothers Acquisition on the basis of, and subject to, the assumptions set forth in accordance with Article 11 of Regulation S-X.

(d) Exhibits.

Exhibit Number	Description

23.1	Consent of EisnerAmper LLP, independent auditors of Cheney Bros., Inc.
99.1	Audited Consolidated Financial Statements of Cheney Bros., Inc. and Subsidiaries as of and for the Year Ended May 31, 2024.

99.2	Unaudited Condensed Consolidated Financial Statements of Cheney Bros., Inc. and Subsidiaries as of and for the Three Months Ended August 31, 2024.
99.3	Unaudited pro forma combined statements of operations of the Company for the Three Months Ended September 28, 2024 and the Fiscal Year ended June 29, 2024.
104	Cover page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date: December 18, 2024	By:	/s/ A. Brent King
A. Brent King
Executive Vice President, General Counsel and Secretary